                                                                     Exhibit 3.2





                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               THE MRC GROUP, INC.


                                    ARTICLE 1

                            Meetings of Stockholders
                            ------------------------

         Section 1.1 ANNUAL MEETING. The annual meeting of stockholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time in each year as may be fixed by the Board of Directors and stated in the notice of the meeting.

         Section 1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chairman of the board, the president or a majority of the directors acting with or without a meeting. Upon delivery to the chairman of the board, the president or the secretary of the Corporation of a request in writing for a special meeting of the stockholders by any person entitled to call such meeting, the officer to whom the request is delivered shall give notice to the stockholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 10 and not more than 60 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in Section 1.4 or by causing it to be given by their designated representative. Only business specified in the notice of the meeting shall be considered at any special meeting.

         Section 1.3 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may be fixed by the Board of Directors or, if not so fixed, as shall be specified in the notice of the meeting.

         Section 1.4 NOTICE OF MEETINGS. Except as otherwise expressly required by law, unless waived, written notice of each meeting of stockholders, whether annual or special, shall be given by personal delivery or mail to each stockholder entitled to notice of the meeting, not less than 10 or more than 60 days before the date specified for the meeting. Such notice shall be given by the chairman of the board, the president or the secretary or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears on the records of the Corporation. Notice is deemed to be given when deposited in the United States mail in the manner set forth above or when delivered personally. Except when expressly required by law, no publication of any notice of a meeting of stockholders shall be required. If shares of stock are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the stockholders entitled to notice of any meeting of stockholders, in accordance with the provisions of Section 1.11. Every notice of a stockholders' meeting shall state the date, place and hour of the meeting and, in the case of a special meeting, shall state briefly the purpose or purposes of the meeting as may be specified by the person or persons requesting or calling the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting and the adjournment is for not more than 30 days. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 1.5 WAIVER OF NOTICE. Any stockholder, either before or after any meeting, may waive any notice required by law, the Corporation's certificate of incorporation (the "Certificate of Incorporation") or these by-laws (the "By-laws"). Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any stockholder who attends the meeting, either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

         Section 1.6 QUORUM. The holders of shares of stock entitling them to exercise a majority of the voting power of the Corporation entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the Certificate of Incorporation or the By-laws. In the absence of a quorum at any meeting, or at any adjournment of the meeting, the holders of shares of stock entitling them to exercise a majority of the voting power of the stockholders present, either in person or by proxy, and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 1.7 ORGANIZATION. At each stockholders' meeting the chairman of the board, or, in his absence or at his discretion, the president, or, in the absence of both of them, a chairman chosen by the holders of shares of stock entitling them to exercise a majority of the voting power of the stockholders present either in person or by proxy shall act as chairman of the meeting; and the secretary of the Corporation, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

         Section 1.8 ORDER OF BUSINESS. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of any meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders, whether any stockholder or his proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.


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         Section 1.9 PROXIES. Any stockholder who is entitled to attend or vote at a stockholders' meeting, or to express consent or dissent to corporate action in writing without a meeting, may be represented at such meeting or vote thereat or execute consents or dissents and exercise any of his other rights by a proxy or proxies appointed in a manner permitted by Section 212 of the Delaware General Corporation Law or any similar statute which may hereafter be enacted. Except as otherwise specifically provided in the By-laws, actions taken by proxy shall be governed by the provisions of Section 212 of the Delaware General Corporation Law or any similar statute that may hereafter be enacted.

         Section 1.10 INSPECTORS OF ELECTIONS. Inspectors of elections shall be appointed and act as provided in Section 231 of the Delaware General Corporation Law or any similar statute that may hereafter be enacted.

         Section 1.11 RECORD DATE. The Board of Directors may fix a record date for any lawful purpose including, without limitation, the determination of stockholders entitled to: (a) notice of, or to vote at, any meeting of stockholders or any adjournment thereof; (b) consent to corporate action in writing without a meeting to the extent permitted by law and the Certificate of Incorporation; (c) receive payment of any dividend or other distribution or allotment of any rights; or (d) exercise any rights in respect of any change, conversion or exchange of stock. Such record date shall not precede the date upon which the resolution fixing the record date is adopted. A record date established under subsection (a) shall not be more than 60 or less than 10 days before such meeting. If no such record date is established, then the record date for such purposes shall be deemed to be at the close of business on the date preceding the date upon which notice is given. A record date established under subsection (b) shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted. If no such record date is established, then the record date for such purposes, provided that no prior action of the Board of Directors is otherwise required by law, shall be the first date upon which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation. If prior action of the Board of Directors is required and no record date is established, then the record date for such purposes shall be the date upon which the Board of Directors adopts the resolution taking such prior action. A record date established under subsection (c) or (d), or for any other lawful action, shall not be more than 60 days prior to such action. If no such record date is established, then the record date for such purposes shall be the date upon which the Board of Directors adopts the resolution relating to such action.

         Section 1.12 LIST OF STOCKHOLDERS AT MEETING. The officer having charge of the Corporation's stock ledger shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting. Such list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


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                                    ARTICLE 2

                               Board of Directors
                               ------------------

         Section 2.1 GENERAL POWERS OF BOARD. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by the laws of the State of Delaware, the Certificate of Incorporation or the By-laws. In addition to the powers and authorities expressly conferred by the By-laws, the Board may do all such lawful things and acts as are not by statute, the Certificate of Incorporation or the By-laws directed or required to be done by the stockholders.

         Section 2.2       Number, Nomination and Election of Directors.
                           ---------------------------------------------

                           (a) NUMBER. The Board of Directors from time to time
shall consist of not less than three or more than 15 members. The initial Board of Directors shall consist of six members. The Board of Directors shall be divided into three classes as nearly equal in number as possible, to be known as Class I, Class II and Class III. Each class shall be elected to staggered terms. The Board of Directors may increase or decrease the number of the members of the Board of Directors within the above limitation of three to 15 members. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as possible.

                           (b) ELECTION. The directors shall be elected at the
annual meeting of stockholders or if, not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes entitled to be cast shall be elected.

                           (c) NOMINATIONS.
                               ------------

                                    (i) QUALIFICATIONS. Directors of the
         Corporation need not be stockholders or residents of Delaware. No person shall be appointed or elected a director of the Corporation unless: (A) that person is elected to fill a vacancy in the Board of Directors pursuant to Section 2.6; or (B) that person is nominated for election as a director of the Corporation in accordance with this
         Section 2.2(c).

                                    (ii) NOMINATIONS BY THE BOARD. Nominations
         of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made pursuant to the Corporation's notice of annual meeting or otherwise by the Board or a committee thereof.

                                    (iii) NOMINATIONS BY STOCKHOLDERS.
         Nominations other than pursuant to Section 2.2(c)(ii) shall be made not fewer than 60 days prior to the date of an Election Meeting and may be made only by a shareholder of record at the time the nomination is made. At the request of the secretary, each proposed nominee shall provide the Corporation with such information concerning himself as is required under



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         the rules of the Securities and Exchange Commission to be included in the Corporation's proxy statement soliciting proxies for the election of that nominee as a director.

                                    (iv) SUBSTITUTION OF NOMINEES. In the event
         that a person is validly designated as a nominee in accordance with the By-laws and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five days prior to the date of an Election Meeting, of a written notice to the secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the secretary pursuant to the By-laws had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

                                    (v) COMPLIANCE WITH PROCEDURES. If the
         chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of the By-laws, he shall so declare to the meeting and such nomination shall be void.

         Section 2.3 TERM OF OFFICE OF DIRECTORS. The term of office of directors shall be three years and the members of one class of directors shall be elected annually to serve for that term; provided, however, that whenever necessary, a director may be elected for a shorter term in order to provide for a proper rotation of directors and, provided further, that Class I directors shall initially be elected for a term expiring at the first annual meeting following the effective date of the By-laws, Class II directors shall initially be elected for a term expiring at the second annual meeting following the effective date of the By-laws, and Class III directors shall be elected for a term expiring at the third annual meeting following the effective date of the By-laws.

         Section 2.4 RESIGNATIONS. Any director may resign by giving written notice to the chairman of the board, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein and, unless otherwise specified, the acceptance of a resignation shall not be necessary to make it effective.

         Section 2.5 REMOVAL OF DIRECTORS. Any director or the entire Board of Directors of the Corporation may be removed, with cause, by the affirmative vote of the holders of at least two-thirds of the shares of stock then entitled to vote in the election of directors; provided that if at least two-thirds of the directors then in office recommend to the stockholders that a director be removed, then such director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of stock then entitled to vote in the election of directors.

         Section 2.6 VACANCIES. Vacancies on the Board of Directors caused by death, resignation, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled by action of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of the class of directors for which such director was chosen and until a successor is duly elected and qualified.


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         Section 2.7 COMPENSATION AND EXPENSES. The directors shall be entitled to such compensation, if any, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the Board of Directors may from time to time determine and establish. No director shall be precluded from serving the Corporation as an officer or in any other capacity, or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the Board and any committees thereof, provided that such reimbursement is authorized by the Board of Directors. The Board may authorize such reimbursement by either a general resolution specifying the general type and nature of expenses to be reimbursed or by resolution setting forth specific expenses to be reimbursed.

         Section 2.8 PLACE OF MEETINGS. Meetings of the Board shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the notice of the meeting.

         Section 2.9 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, without notice, at such times and places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

         Section 2.10 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, or by the president, or by any two directors.

         Section 2.11 NOTICES OF MEETINGS. Every director shall furnish the secretary of the Corporation with an address at which notices of meetings and all other corporate notices may be served on or mailed to such director. Unless waived before, at, or after the meeting as hereinafter provided, and except as provided in Section 2.9, notice of each Board meeting shall be given by the chairman of the board, the president, the secretary, an assistant secretary or the persons calling such meeting, to each director in any of the following ways:

                           (a) By orally informing such director of the meeting
in person or by telephone not later than 24 hours before the date of the meeting.

                           (b) By delivering written notice to such director not
later than 24 hours before the date of the meeting.

                           (c) By mailing written notice to such director, or by
sending notice to such director by facsimile telecommunication, telegram, cablegram, or radiogram, postage or other costs prepaid, addressed to such director at the address furnished by such director to the secretary of the Corporation, or to such other address as the person sending the notice shall know to be correct or, in the case of a facsimile telecommunication, to the telephone number furnished by the director to the Corporation for such purpose or to the facsimile telephone number at which the director is known to be present. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that in the ordinary course of the mail or the transmission of facsimiles, telegrams, cablegrams, or radiograms, delivery would normally be made to such director not later than 24 hours before the date of the meeting.

         Unless otherwise required by the Certificate of Incorporation, the laws of the State of Delaware or the By-laws, the notice of any meeting need not specify the purposes of the meeting.




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Notice of any meeting of the Board may be waived by any director, either before, at, or after the meeting, in writing, or by facsimile telecommunication, telegram, cablegram, or radiogram. In addition, notice of a meeting will be deemed to have been waived by any director who attends the meeting and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

         Section 2.12 NOTICE OF ADJOURNMENT OF MEETING. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

         Section 2.13 QUORUM AND MANNER OF ACTING. A majority of the total number of directors fixed or established pursuant to Section 2.2 as of the time of any meeting of the Board of Directors must be present at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any conference telephone or similar communications equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. Unless otherwise required by the Certificate of Incorporation, the laws of the State of Delaware or the By-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given.

         Section 2.14 ORDER OF BUSINESS. The order of business at meetings of the Board shall be such as the chairman of the meeting may prescribe or follow; subject, however, to his being overruled with respect thereto by a majority of the members of the Board present.

         Section 2.15 WRITTEN CONSENT OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to such action in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 2.16 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate an executive committee and any other committee or committees of directors, each to consist of one or more directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies in the Board of Directors or in any committee of directors; provided that, except as otherwise provided by the Delaware General Corporation Law, no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending these By-laws. Unless the directors' resolution establishing a committee expressly provides, no committee shall have the power or authority to declare a dividend, to authorize the issuance of shares of stock or to adopt a certificate of ownership and merger. Each committee shall serve at


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the pleasure of the directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees that are not inconsistent with applicable law, the Certificate of Incorporation or the By-laws. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power or authority conferred in the By-laws to the "directors" or to the "Board of Directors" shall also be deemed conferred upon each committee or committees of directors to which any such right, power or authority is delegated (expressly, or by general delegation, or by necessary implication) by the Board of Directors.



                                    ARTICLE 3

                                    Officers
                                    --------

         Section 3.1 NUMBER AND TITLES. The officers of the Corporation shall be a chairman of the board, if elected, a chief executive officer, if elected, a president, one or more vice presidents, if elected, a secretary, one or more assistant secretaries, if elected, a treasurer, and one or more assistant treasurers, if elected. If there is more than one vice president, the Board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or the By-laws to be executed, acknowledged or verified by two or more officers.

         Section 3.2 ELECTION, TERMS OF OFFICE, QUALIFICATIONS AND COMPENSATION. The officers shall be elected by the Board of Directors. Each officer shall be elected for an indeterminate term and shall hold office at the pleasure of the Board of Directors. The Board of Directors may hold annual elections of officers; in that event, each such officer shall hold office until a successor is elected and qualified or until such officer's earlier resignation or removal. The chairman of the board, if one is elected, shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the Board of Directors may establish from time to time. The Board of Directors or a committee appointed by it shall fix the compensation, if any, of each officer; provided, however, that subject to the right of the Board of Directors to modify or rescind such action or reserve for the Board or a committee thereof the right to fix the compensation of all officers or any categories of officers, the chief executive officer of the Corporation may fix the compensation of all officers subordinate to him.

         Section 3.3 ADDITIONAL OFFICERS, AGENTS, ETC. In addition to the officers designated in Section 3.1, the Corporation may have such other officers, agents and committees as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in the By-laws or as may be determined by the Board from time to time. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officer,



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agent or committee. In the absence of any officer, or for any other reason the
Board of Directors may deem sufficient, the Board of Directors may delegate, for a designated period, the powers and duties, or any of them, of such officer to any other officer or to any director.

         Section 3.4 REMOVAL. Any officer may be removed, either with or without cause, at any time, by the Board of Directors by a vote of two-thirds of the directors present at a meeting at which a quorum is present. Any officer appointed by an officer or committee to which the Board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors. In addition, subject to the right of the Board of Directors to modify or rescind such action, the chief executive officer of the Corporation shall have the authority to remove officers of the Corporation who are subordinate to him.

         Section 3.5 RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any such resignation shall take effect at the time specified in such notice and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.6 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise shall be filled in the manner prescribed for regular appointments or elections to such office.


                                    ARTICLE 4

                               Duties of Officers
                               ------------------

         Section 4.1 CHAIRMAN OF THE BOARD. The chairman of the board, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as the Board of Directors may prescribe. The chairman of the board shall have authority to execute bonds, mortgages, notes, agreements, deeds, certificates for shares and other instruments requiring an officer's signature on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 4.2 PRESIDENT. The president shall, subject to the powers of the Board of Directors and the chief executive officer (provided he is not the chief executive officer), exercise supervision over the business of the Corporation and over its several officers, agents and employees and shall see that all orders and resolutions of the Board of Directors and the chief executive officer (provided he is not the chief executive officer) are carried into effect. The president shall have authority to execute bonds, mortgages, notes, agreements, deeds, certificates for shares and other instruments requiring an officer's signature on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some


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other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as the Board of Directors, the chief executive officer (provided he is not the chief executive officer) or the By-laws may, from time to time, prescribe.

         Section 4.3 CHIEF EXECUTIVE OFFICER. The Board of Directors may designate the chairman of the board or the president as chief executive officer. The chief executive officer shall have, subject to the powers of the Board of Directors, charge of the overall general direction of the business and affairs of the Corporation, control of the general policies relating to all aspects of the Corporation's business operations, and the power to fix the compensation of and remove subordinate officers as provided in Sections 3.2 and 3.4, respectively. The chief executive officer may appoint and discharge agents and employees and perform such other duties as are incident to such office. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in the By-laws. In the absence or disability of the officer designated as chief executive officer, the other aforementioned officer (chairman of the board or president) shall perform any and all duties of the chief executive officer.

         Section 4.4 VICE PRESIDENTS. The vice presidents, if they are elected, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors, the chief executive officer or the president. At the request of the president or, in the case of his absence or disability, the vice president designated by the president or, in the absence of such designation, the vice president designated by the Board of Directors or the chief executive officer shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to execute bonds, mortgages, notes, agreements, deeds, certificates for shares and other instruments shall be coordinated with like authority of the president.

         Section 4.5 SECRETARY. The secretary shall keep minutes of all the proceedings of the stockholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and directors; shall produce, on request, at each meeting of stockholders a certified list of stockholders arranged in alphabetical order in accordance with Section 1.12; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the chief executive officer or the president.

         Section 4.6 TREASURER. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares of stock, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his



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hands; and he shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors, the chief executive officer or the president.


                                    ARTICLE 5

                       Shares of Stock and Their Transfer
                       ----------------------------------

         Section 5.1 CERTIFICATES FOR SHARES OF STOCK. Every owner of one or more shares of stock in the Corporation shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the Board of Directors, certifying the number and class of shares of stock in the Corporation owned by him. The certificates for the respective classes of such shares of stock shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the chairman of the board, the president or a vice president and by the secretary, an assistant secretary, the treasurer or assistant treasurer. All or any of the signatures on a certificate may be a facsimile. Even though any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person was still such officer, transfer agent or registrar at the date of issue. A record shall be kept of the name of the owner or owners of the shares of stock represented by each such certificate and the number of shares of stock represented thereby, the date thereof and, in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 5.5.

         Section 5.2 TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS. The Board of Directors may from time to time by resolution appoint one or more incorporated transfer agents and registrars (which may or may not be the same corporation) for the shares of the Corporation, and the Board of Directors from time to time by resolution may appoint a dividend disbursing agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the Corporation.

         Section 5.3. TRANSFER OF SHARES OF STOCK. Any certificate for shares of stock of the Corporation shall be transferable in person or by attorney upon the surrender of the certificate to the Corporation or any transfer agent for the Corporation (for the class of shares represented by the certificate surrendered), properly endorsed for transfer and accompanied by such assurances as the Corporation or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Corporation shall, to the fullest extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Corporation. Neither the Corporation nor any transfer agent of the Corporation shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.



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


         Section 5.4 REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient or advisable (not inconsistent with the By-laws) concerning the issue, transfer and registration of certificates for shares of stock. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

         Section 5.5 LOST, DESTROYED OR STOLEN CERTIFICATES. A new certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon: (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact in form satisfactory to the Corporation, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking and (b) the receipt by the Corporation of a surety bond, indemnity agreement or any other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares of stock represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.


                                    ARTICLE 6

                          Indemnification and Insurance
                          -----------------------------

         Section 6.1 INDEMNIFICATION IN NONDERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 6.2 INDEMNIFICATION IN DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses as the Court of Chancery or such other court shall deem proper.

         Section 6.3 INDEMNIFICATION AS MATTER OF RIGHT. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         Section 6.4 DETERMINATION OF CONDUCT. Any indemnification under Sections 6.1 and 6.2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 6.5 ADVANCE PAYMENT OF EXPENSES. Expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it ultimately shall be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such expenses, including attorneys' fees, incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 6.6 NONEXCLUSIVITY. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 6.7 LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 6 or of Section 145 of the Delaware General Corporation Law.

         Section 6.8 CONSOLIDATIONS OR MERGERS. For purposes of this Article 6, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 6.9 MEANING OF CERTAIN TERMS. For purposes of this Article 6, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 6.

         Section 6.10 SUCCESSORS. The indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE 7

                       Securities Held by the Corporation

         Section 7.1 TRANSFER OF SECURITIES OWNED BY THE CORPORATION. All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the chairman of the board or by the president or by any vice president or by the secretary or treasurer or by any additional person or persons as may be thereunto authorized by the Board of Directors.

         Section 7.2 VOTING SECURITIES HELD BY THE CORPORATION. The chairman of the board, the president, any vice president or the secretary or treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and execute consents, waivers and releases with respect to any securities issued by other corporations which the Corporation may own.


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                                    ARTICLE 8

                                  Miscellaneous
                                  -------------

         Section 8.1 EXAMINATION OF BOOKS BY STOCKHOLDERS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

         Section 8.2 SEAL. The Board of Directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

         Section 8.3 FISCAL YEAR. The fiscal year of the Corporation shall be designated and may be changed from time to time by the Board of Directors. In the absence of any such designation the fixed year of the Corporation shall commence on January 1 of each year.

         Section 8.4 AMENDMENT OF BY-LAWS. The By-laws may be amended or repealed and new by-laws adopted at any meeting of the Board of Directors; provided that notwithstanding anything in the By-laws to the contrary, the provisions set forth in this Section, Article 6, and Sections 1.2, 2.2, 2.3, 2.5 and 2.6 may not be amended or repealed in any respect, except as follows: (a) by the affirmative vote of the holders of shares of stock entitling them to exercise a majority of the voting power on such proposal, if such proposal was previously approved by at least two-thirds of the directors; or (b) by the affirmative vote of the holders of shares of stock entitling them to exercise at least two-thirds of the voting power on such proposal. If any amendment or new by-laws are adopted without a meeting of the stockholders, the secretary shall mail a copy of the amendment or new by-laws to each stockholder who would have been entitled to vote on the proposal but who did not participate in the adoption of the amendment or new by-laws.

         Section 8.5 INCONSISTENT PROVISIONS. In the event that any provision of the By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of the By-laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.





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